Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in Registration Statement (Nos. 333-209588, 333-163315, 333-163314, 333-148374, 333-140250, 333-121057, 333-85112, 333-85110, 333-68531, 333-01798 and 333-12221) on Form S-8 of The Boston Beer Company, Inc. of our report dated April 4, 2019, relating to the consolidated financial statements of Off-Centered Way, LLC and Subsidiaries, appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

Blue Bell, Pennsylvania

September 13, 2019